Auxilio CEO, Flynn Steps Down, Current President & COO, Weidemann Promoted to President & CEO

MISSION VIEJO, Calif., November 15. AUXILIO, Inc. (OTC Bulletin Board: AUXO - News), a leading provider of document image management services announced today that Joseph J. Flynn will resign as Chief Executive Officer of the company to pursue other opportunities, effective December 31st, 2006. Etienne L. Weidemann, who has been President & COO of Auxilio since January 2003, and is a current Board Member, will be taking on the role of President & Chief Executive Officer. During the transition, Mr. Flynn will remain on the Board of Directors as Chairman, and he will work closely with Mr. Weidemann to transition responsibilities over the coming weeks. Messrs. Flynn and Weidemann were partners in establishing Auxilio’s unique healthcare document management offering since the company’s inception.

“I want to thank all of Auxilio’s employees and shareholders for the privilege to have served the company as Chairman and CEO”, stated Flynn. “As I embark upon new ventures in my personal career, I am excited about Auxilio’s future and will remain closely tied to the company through serving on the Board of Directors. I wish Etienne and the Management Team the best of luck for the future”, added Flynn.

“On behalf of Auxilio, I want to express our extreme gratitude towards Joe for his involvement and leadership over the past four years. Auxilio has benefited tremendously from his tenure and we wish him all the best with his new career”, said Weidemann. He continued to say “As we approach the end of 2006, with strong growth once again, we look forward to the continued development and expansion of our business in 2007 and beyond”.

Auxilio, Inc. provides total outsourced document image management services and related financial and business processes for major healthcare facilities. The company's proprietary technologies and unique processes assist hospitals, health plans and health systems with strategic direction and services that reduce document image expenses, increase operational efficiencies and improve the productivity of their staff. Auxilio's analysts, consultants and resident hospital teams work with senior hospital financial management and department heads to determine the best possible long term strategy for managing the millions of document images produced by their facilities on an annual basis. Auxilio's document image management programs guarantee our clients immediate measurable savings, a fully outsourced process and unparalleled service. Auxilio's target market includes medium to large hospitals, health plans and healthcare systems. Customers served by Auxilio include health systems such as Raritan Bay Medical Center, California Pacific Medical Center, St. Barnabas Healthcare System, Memorial Health Services, St. Joseph's Health System, Catholic Healthcare West and Huntington Hospital of Pasadena, CA.

For more information, see the company's website at www.auxilioinc.com or contact:

    Etienne L. Weidemann
    President & CEO
    Auxilio, Inc.
    27401 Los Altos, Suite 100
    Mission Viejo, CA 92691
    Tel. 949-614-0700
    Fax. 949-614-0701
    www.auxilioinc.com

    Forward Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may."

Certain of these risks and uncertainties, in addition to other risks, are more fully described in the company's annual report on form 10-KSB for the period ending December 31, 2004, as filed with the Securities and Exchange Commission on April 14, 2005. These forward-looking statements are made only as of the date of this press release, and the company assumes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.